Exhibit 99.1

            Media 100 Reports First Quarter 2003 Financial Results, 844/X End-User Unit Shipments Increase 48% Sequentially

    Business Editors/High-Tech Writers

   MARLBORO, Mass.--(BUSINESS WIRE)--April 3, 2003--Media 100 Inc. (NASDAQ: MDEA), a leading developer of advanced media systems, today reported financial results for its first quarter ending February 28, 2003.
    Net sales for the first quarter increased 6.6% to $4.8 million, versus $4.5 million in the first quarter of fiscal 2002, and increased 82% versus the $2.6 million reported in the fourth quarter of fiscal 2002.
    On a generally accepted accounting principles (GAAP) basis, the Company reported a net loss of $1.4 million, or $0.10 per share in the first quarter, versus a net loss of $5.9 million, or $0.46 per share, in the first quarter of 2002.
    During the first quarter the Company increased end-user unit shipments of 844/X--the award-winning editing system for lightning-fast compositing of unlimited layers--by 48% over the fourth quarter of fiscal 2002. In addition, in January the Company announced three major new 844/X product advancements--The Version 2.0 Finishing Release, XBLUR, and HDX Technology--that it expects will contribute to further growth in fiscal 2003.
    "We are pleased we exceeded our revenue guidance by 20% and continued our progress toward profitability by increasing our sales of 844/X in the first quarter," said John Molinari, president and chief executive officer for Media 100. "We are excited about our announcement in January of the Version 2.0 software expansion and the incorporation of new visual effects and support for HD. These advanced developments are leading-edge technically and important to customers; they will help us increase our market penetration in key segments, including independent content design, regional over-the-air and cable broadcasting, and Fortune 500 and higher-education video."
    In the first quarter, Media 100 made inroads with 844/X in every key market segment where the compositing of layers is a growing requirement. Customers purchasing 844/X in the quarter included: regional broadcasters like NBC affiliate KRNV in Reno, ABC affiliate WABC TV in New York, MSNBC affiliate WKTV in New York, and Playboy TV in the UK; cable operators Time Warner Cable and Charter Communications; corporations such as BAE Systems, General Dynamics, Honda Research and Development, and John Hancock Financial Services; educational institutions like Kent State University; and a multitude of post-production companies and creative agencies.

    First Quarter 2003 Highlights

    -- 844/X end-user unit shipments increased 48% over the fourth quarter;
    -- The Company began shipments in December of the affordable 844/Xi that targets current users of dual-stream editing systems;
    --  The Company announced in January:
    - The Finishing Release--Version 2.0 software for 844/Xe and 844/Xi for expected shipment in May 2003;
    - XBLUR--the first-ever incorporation of real-time Gaussian Blur effects in a nonlinear editing system for expected shipment in June 2003;
    - HDX Technology--expansion of the GenesisEngine media processor providing support for HD and SD applications in a single 844/X system, expected for delivery in the second half of 2003;
    -- The Company began shipments in February of The Interoperability Release--Version 1.5 software for 844/X--that includes OMF compatibility with Avid, Digidesign and Media 100 i systems plus tighter integration with Adobe After Effects and Photoshop;
    -- The installed base of 844/X increased 59% to over 190 systems installed.

    Forward Looking Guidance

    For the second quarter of fiscal 2003, Media 100 anticipates net sales to be in the range of $4.5 million to $5.0 million, based on increased shipments of 844/X products to end users. The Company anticipates its net loss in the second quarter of fiscal 2003 to be between $0.09 and $0.11 per share.

    Conference Call Information:

    The Company will host a conference call today at 11:00 a.m. EST to highlight details of its financial results.

    Date:
    Thursday, April 3, 2003

    Time:
    11:00 a.m. Eastern Standard Time
    10:00 a.m. Central Standard Time
    9:00 a.m. Mountain Standard Time
    8:00 a.m. Pacific Standard Time

    Dial-In Number:
    800-473-6123 (Domestic)
    973-582-2706 (International)

    Additionally, a live Webcast of the conference call will be available at www.media100.com or www.kcsa.com.
    For those unable to participate, there will be an audio replay available from April 3, 2003 at 1:00 p.m. EST, through April 16, 2003 at 11:59 p.m. EDT.

    To listen to the audio replay, please dial:
    Domestic: 877-519-4471
    International: 973-341-3080
    Replay Pin code: 3822320

    A replay of the live Webcast will also be available through May 2, 2003 at www.media100.com or www.kcsa.com.

    About Media 100

    Media 100 develops advanced media systems for content design, enabling creative professionals to design highly evocative effects-intensive work all on a personal computer. Creative artists and content design teams around the world use the Company's Emmy Award-winning solutions. Media 100 is headquartered in Marlboro, Massachusetts. For more information, please visit www.media100.com.

    Forward Looking Statements

    This press release includes "forward-looking statements". All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, changes in demand for the Company's products, changes in inventories at the Company's customers and distributors, technological and product development risks, competitors' actions, loss of key customers, order cancellations or reduced bookings, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, possible future delisting of the Company's common stock by Nasdaq or the transfer to The Nasdaq SmallCap Market (including impairment of the marketability and liquidity of the Company's common stock, the impairment of the Company's ability to raise capital and other risks associated with trading on the Nasdaq SmallCap Market), and risks associated with the Company's international operations. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company does not undertake any obligation to update forward-looking statements made herein.
    Media 100 is a registered trademark and 844/X, XBLUR, and HDX Technology are trademarks of Media 100 Inc. All other products and brand names are trademarks or registered trademarks of their respective holders.



                   MEDIA 100 INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS


                                             Three Months Ended
                                               As a             As a
                                     February Percent February Percent
                                        28,     of       28,     of
(in thousands, except per share data)  2003    Sales    2002    Sales

Net sales:
   Products                           $3,557    74.2%  $2,852    63.4%
   Services                            1,240    25.8%   1,646    36.6%
Total net sales                        4,797   100.0%   4,498   100.0%

Cost of sales                          2,462    51.3%   2,238    49.8%
Accelerated depreciation                   -     0.0%     248     5.5%

   Gross profit                        2,335    48.7%   2,012    44.7%

Operating expenses:
   Research and development            1,773    37.0%   2,567    57.1%
   Selling and marketing               1,465    30.5%   2,248    50.0%
   General and administrative            645    13.4%   1,106    24.6%
   Amortization and write-off of
     intangible assets                     -     0.0%     492    10.9%
   Accelerated depreciation                -     0.0%     634    14.1%
   Settlement of litigation                -     0.0%     924    20.5%
        Total operating expenses       3,883    80.9%   7,971   177.2%

Operating loss                        (1,548)  -32.3%  (5,959) -132.5%

Interest income, net                      24     0.5%      78     1.7%

Other income (expense), net              172     3.6%     (84)   -1.9%

Loss before benefit from incomes
 taxes                                (1,352)  -28.2%  (5,965) -132.6%

Benefit from income taxes                  -     0.0%    (102)   -2.3%

Net loss                             ($1,352)  -28.2% ($5,863) -130.3%

Net loss per share:

Basic                                 ($0.10)          ($0.46)

Diluted                               ($0.10)          ($0.46)

Weighted average common shares
   outstanding:

Basic                                 13,039           12,636
Diluted                               13,039           12,636




                   MEDIA 100 INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS


                                                  February  November
                                                     28,       30,
(in thousands)                                      2003      2002

ASSETS:

Current assets:
 Cash, cash equivalents and
 securities                                         $3,388    $4,699
 Restricted cash                                     3,191     3,184
 Accounts receivable, net                            2,135     2,435
 Inventories,net                                     1,953     2,447
 Prepaid expenses and other current assets             781       516
 Total current assets                               11,448    13,281

Property and equipment, net                          1,687     1,870

Intangible assets, net                                 135       145

Total assets                                       $13,270   $15,296

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                     $996    $1,295
 Accrued expenses                                    5,766     5,588
 Deferred revenue                                    3,910     4,504
 Total current liabilities                          10,672    11,387

Stockholders' equity:
 Common stock                                      218,524   218,449
 Treasury stock                                        (78)      (78)
 Accumulated deficit                              (215,671) (214,319)
 Accumulated other comprehensive loss                 (177)     (143)
 Total stockholders' equity                          2,598     3,909

Total liabilities and stockholders' equity         $13,270   $15,296


    CONTACT: Media 100 Inc.
             Steve Shea, 508/263-5200
             sshea@media100.com
             or
             KCSA Worldwide
             Evan Smith, 212/896-1251
             esmith@kcsa.com